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EXHIBIT (j)(2)

                               CONSENT OF KPMG LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of BB&T Funds:

We consent to the use of our report dated November 27, 2006 on BB&T Funds' financial statements as incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ KPMG LLP
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Columbus, Ohio
January 25, 2007